UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2019 (March 14, 2019)

CALERES, INC.
(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 Maryland Avenue, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2019, the Board of Directors of Caleres, Inc. (the "Company”), based on a recommendation of the Governance and Nominating Committee, elected Lisa A. Flavin to fill a vacancy on the Board of Directors that resulted when the Bylaws were amended to change the number of directors from eleven to twelve (as described in Item 5.03 of this Form 8-K). Her term will expire at the Company’s 2019 annual meeting of shareholders or until her successor has been duly elected and qualified.

Ms. Flavin will be entitled to receive the same compensation for service as a director as is provided to other directors of the Company, as described under “Compensation of Non-Employee Directors - Fiscal 2017 Director Compensation” contained on page 12 of the Company’s Proxy Statement dated April 19, 2018 and filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein, subject to any change in director compensation for the remainder of the fiscal year as might subsequently be approved by the Board of Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2019, the Board of Directors amended Article II, Section 1 of the Company’s Bylaws to increase the number of directors from eleven to twelve, effective March 14, 2019.  The Bylaws, as amended and effective March 14, 2019, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	3.1	Bylaws, effective March 14, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: March 20, 2019	/s/ Thomas C. Burke
Thomas C. Burke
Vice President, General Counsel and Secretary